UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 04, 2024

SYNDAX PHARMACEUTICALS, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-37708	32-0162505
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Building D Floor 3 35 Gatehouse Drive
Waltham, Massachusetts		02451
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (781) 419-1400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	SNDX	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On November 4, 2024, Syndax Pharmaceuticals, Inc. (“Syndax”) entered into a Purchase and Sale Agreement (the “Purchase and Sale Agreement”) with Royalty Pharma Development Funding, LLC (“Royalty Pharma”), pursuant to which Royalty Pharma purchased rights to certain revenue streams from net sales of products comprising or containing axatilimab (including Niktimvo™) (collectively, the “Product”) by Syndax, its affiliates and its licensees in the United States and its respective territories, districts, commonwealths and possessions (including Guam and Puerto Rico) (the “Territory”) in exchange for $350 million.

Pursuant to the Purchase and Sale Agreement, Royalty Pharma purchased the right to receive a percentage of net sales equal to a royalty rate of 13.8% on quarterly net sales of the Product in the Territory; provided that the royalty rate is subject to certain adjustments based on future aggregate net sales of the Product in the Territory (the “Revenue Participation Right”). Aggregate payments made to Royalty Pharma in respect of the Revenue Participation Right will be capped at $822.5 million (the “Royalty Cap”).

The Purchase and Sale Agreement contains customary representations, warranties and indemnities of Syndax and Royalty Pharma and customary covenants relating to the royalty payments, including the grant of a back-up security interest in the purchased royalties and certain assets related to the Product and restrictions on the incurrence of additional indebtedness and on the existence of liens on Syndax’s assets related to the Product.

Upon a change of control, Syndax will have the right, but not the obligation, to repurchase the Revenue Participation Right at a repurchase price set forth in the Purchase and Sale Agreement. In addition, the Purchase and Sale Agreement provides that if certain events of default occur, including certain bankruptcy events or certain termination events with respect to Syndax’s license agreement with UCB Biopharma Srl, Royalty Pharma may require Syndax to repurchase Royalty Pharma’s interests in the Revenue Participation Right at a repurchase price equal to the Royalty Cap.

The foregoing description of the terms of the Purchase and Sale Agreement does not purport to be complete and is qualified in its entirety by the full text of the agreement. Syndax intends to file a copy of the Purchase and Sale Agreement with its Annual Report on Form 10-K for the year ending December 31, 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SYNDAX PHARMACEUTICALS, INC.

Date:	November 4, 2024	By:	/s/ Michael A. Metzger
Michael A. Metzger Chief Executive Officer